UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                Global Industrial Services Inc.
     (Exact name of registrant as specified in its charter)

    Nevada                                        98-0203485
(State of Incorporation)                   (I.R.S. Employer ID No.)

14th Floor, 609 Granville Street, Vancouver, B.C. Canada       V6Y 1G5
(Address of Principal Executive Offices)                    (Postal Code)


               Consulting and Legal Services Plan
                    (Full title of the Plan)

                     Terry Kirby, President
                Global Industrial Services Inc.
                14th Floor, 609 Granville Street
                    Vancouver, B.C.  V6Y 1G5
             (Name and address of agent for service)

                         (604) 683-8358
  (Telephone number, including area code, of agent for service)

                         With a copy to:
                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                       Las Vegas, NV 89107


                 Calculation of Registration Fee
-----------------------------------------------------------------------
                               Proposed
Title of                       Maximum       Proposed
Securities    Amount           Offering      Aggregate     Amount of
to be         to be            Price Per     Offering      Registration
Registered    Registered (1)   Share (2)     Price         Fee
-----------------------------------------------------------------------

Common Stock  2,000,000        $0.17         $340,000      $31.28

(1) Represents additional shares of Global Industrial Services,
Inc. common stock issuable under the registrant's Consulting and Legal Services Plan (the "Plan").

(2) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering
Price is estimated as the average of the bid and asked prices on May 24, 2002.

  INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

The contents of the registrant's Registration Statement on Form S-8, Registration No. 333-87086, previously filed with the Securities and Exchange Commission on April 26, 2002, is hereby incorporated by reference.

The registrant has previously registered an aggregate 1,477,000 shares of its Common Stock, $.001 par value, issuable under the Plan. This registration statement is being filed pursuant to General Instruction E to Form S-8 to register additional shares for an aggregate of 3,477,000 shares issuable under the Plan.

                             PART II

       Information Required in the Registration Statement


Item 8. Exhibits.

  Number       Description

   5.1 Opinion of Counsel, Chapman & Flanagan, Ltd. (Filed herewith.)

   23.1 Consent of KPMG LLP, Independent Accountants. (Filed herewith.)

   23.2        Consent of Counsel.  (Included in Exhibit 5.1.)


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Vancouver, British Columbia, Canada, on May 24, 2002.

(Registrant) Global Industrial Services Inc.

By (Signature and Title) /s/ Terry Kirby, President, Secretary, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                     Date

/s/ Terry Kirby            President, Secretary,     May 24, 2002
                           Treasurer, Director



                            PART III

                        INDEX TO EXHIBITS


 Number       Description

   5.1        Opinion of Counsel, Chapman & Flanagan, Ltd.
              (Filed herewith.)

   23.1       Consent of KPMG LLP, Independent Accountants.
              (Filed herewith.)

   23.2       Consent of Counsel.  (Included in Exhibit 5.1.)